Exhibit 99.1

At the Company

Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record Net New Client Assets

Record Net New Client Assets of $22.0B
Average Client Trades per Day of 510,000
Record Net Revenues Top $931M

OMAHA, Neb., July 18, 2017 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the third quarter of fiscal 2017. The Company gathered a record $22.0 billion in net new client assets for the quarter and reported approximately 510,000 client trades per day, on average.

The Company’s results for the quarter ended June 30, 2017 include the following:(1)

•	Record net new client assets of approximately $22.0 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 510,000, up 10 percent year over year

•	Record net revenues of $931 million, 62 percent of which were asset-based

•	Client assets of $882 billion, up 20 percent year over year

•	$0.44 in earnings per diluted share, down 2 percent year over year, on net income of $231 million

•	Pre-tax income of $373 million, or 40 percent of net revenues

•	Interest rate-sensitive assets(2) of $120 billion, up 6 percent year over year

“We’re pleased to report another quarter of strong growth across all of our businesses,” said Tim Hockey, TD Ameritrade president and chief executive officer. “Investors remained broadly engaged, with strong trading volumes despite persistent low market volatility. We’re seeing healthy trends in new account growth and asset inflows from both new and existing clients, and our institutional channel continues to break records for asset gathering. Our technology pipelines are full of enhancements that address client irritants and introduce new, cutting edge solutions. We have a lot to feel good about, but as we plan for the close of the Scottrade acquisition on the horizon, we have much more yet to do.”

“It was another eventful quarter as major indices hit all-time highs and the Fed raised interest rates for the third time in the fiscal year,” said Steve Boyle, executive vice president and chief financial officer. “These factors accelerated our organic growth and provided revenue tailwinds, as anticipated. While this is certainly good news and provides us with even more strategic flexibility in fiscal 2018, we remain committed to thoughtful expense management, balancing new investments with the needs of our clients, employees and shareholders.”

Capital Management
The Company paid $95 million in its third fiscal quarter, or $0.18 per share, in cash dividends.

The Company has declared an $0.18 per share quarterly cash dividend, payable on Aug. 15, 2017 to all holders of record of common stock as of Aug. 1, 2017.

Company Hosts Conference Call
TD Ameritrade will host its June Quarter conference call this morning, July 18, 2017, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the "Presentations & Events" page of the web site. A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 37772509 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on July 18, 2017. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on July 25, 2017. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the "Investor Relations" page or the "Presentations & Events" page beginning Wednesday, July 19, 2017.
Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the proposed business combination transaction between us and Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger between

Scottrade Bank and TD Bank, N.A., on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the TD Ameritrade and Scottrade businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; TD Ameritrade’s and Scottrade’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of June 30, 2017.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$335	$365	$347	$1,054	$1,035
Asset-based revenues:
Insured deposit account fees	286	269	234	800	696
Net interest revenue	175	154	143	480	444
Investment product fees	112	103	96	309	276
Total asset-based revenues	573	526	473	1,589	1,416
Other revenues	23	13	18	50	46
Net revenues	931	904	838	2,693	2,497
Operating expenses:
Employee compensation and benefits	234	229	209	677	617
Clearing and execution costs	38	37	35	111	102
Communications	34	29	33	98	99
Occupancy and equipment costs	44	45	43	133	128
Depreciation and amortization	25	25	23	74	67
Amortization of acquired intangible assets	19	19	22	57	66
Professional services	67	59	47	178	121
Advertising	58	80	58	195	202
Other	18	23	20	65	61
Total operating expenses	537	546	490	1,588	1,463
Operating income	394	358	348	1,105	1,034
Other expense:
Interest on borrowings	20	14	14	48	39
Loss on debt refinancing	1	—	—	1	—
Total other expense	21	14	14	49	39
Pre-tax income	373	344	334	1,056	995
Provision for income taxes	142	130	94	395	338
Net income	$231	$214	$240	$661	$657
Earnings per share - basic	$0.44	$0.41	$0.45	$1.25	$1.23
Earnings per share - diluted	$0.44	$0.40	$0.45	$1.25	$1.23
Weighted average shares outstanding - basic	528	528	529	528	533
Weighted average shares outstanding - diluted	530	530	531	530	536
Dividends declared per share	$0.18	$0.18	$0.17	$0.54	$0.51

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	June 30, 2017	Sept. 30, 2016
Assets:
Cash and cash equivalents	$2,880	$1,855
Segregated cash and investments	7,328	8,729
Broker/dealer receivables	1,239	1,190
Client receivables, net	13,504	11,941
Investments available-for-sale, at fair value	747	757
Goodwill and intangible assets	2,985	3,042
Other	1,427	1,304
Total assets	$30,110	$28,818
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,366	$2,040
Client payables	18,928	19,055
Long-term debt	2,561	1,817
Other	795	855
Total liabilities	24,650	23,767
Stockholders' equity	5,460	5,051
Total liabilities and stockholders' equity	$30,110	$28,818

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Key Metrics:
Net new assets (in billions)	$22.0	$19.5	$13.6	$60.2	$45.2
Net new asset growth rate (annualized)	10%	10%	8%	10%	9%
Average client trades per day	510,358	516,994	461,941	504,700	469,262
Profitability Metrics:
Operating margin	42.3%	39.6%	41.5%	41.0%	41.4%
Pre-tax margin	40.1%	38.1%	39.9%	39.2%	39.8%
Return on average stockholders' equity (annualized)	17.2%	16.3%	19.5%	16.8%	17.7%
Net profit margin	24.8%	23.7%	28.6%	24.5%	26.3%
EBITDA(1) as a percentage of net revenues	46.9%	44.5%	46.9%	45.9%	46.7%
Liquidity Metrics:
Interest on borrowings (in millions)	$20	$14	$14	$48	$39
Interest coverage ratio (EBITDA(1)/interest on borrowings)	21.9	28.7	28.1	25.7	29.9
Cash and cash equivalents (in billions)	$2.9	$2.2	$1.9	$2.9	$1.9
Liquid assets available for corporate investing and financing activities(1) (2) (in billions)	$1.8	$1.0	$0.5	$1.8	$0.5
Transaction-Based Revenue Metrics:
Total trades (in millions)	32.2	32.1	29.6	94.6	88.2
Average commissions and transaction fees per trade	$10.42	$11.38	$11.72	$11.14	$11.74
Trading days	63.0	62.0	64.0	187.5	188.0
Order routing revenue (in millions)	$83	$83	$77	$245	$223
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$92.3	$95.1	$83.4	$93.5	$82.6
Average interest-earning assets (in billions)	25.5	24.6	22.7	24.9	22.2
Average spread-based balance (in billions)	$117.8	$119.7	$106.1	$118.4	$104.8
Insured deposit account fee revenue (in millions)	$286	$269	$234	$800	$696
Net interest revenue (in millions)	175	154	143	480	444
Spread-based revenue (in millions)	$461	$423	$377	$1,280	$1,140
Avg. annualized yield - insured deposit account fees	1.23%	1.13%	1.11%	1.13%	1.11%
Avg. annualized yield - interest-earning assets	2.71%	2.50%	2.50%	2.55%	2.62%
Net interest margin (NIM)	1.55%	1.41%	1.41%	1.43%	1.43%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$3.6	$3.5	$5.8	$3.6	$5.8
Average annualized yield	0.43%	0.44%	0.26%	0.42%	0.16%
Fee revenue (in millions)	$4	$4	$4	$12	$7
Market fee-based investment balances:
Average balance (in billions)	$186.1	$176.9	$156.3	$176.6	$152.2
Average annualized yield	0.23%	0.22%	0.23%	0.22%	0.23%
Fee revenue (in millions)	$108	$99	$92	$297	$269
Average fee-based investment balances (in billions)	$189.7	$180.4	$162.1	$180.2	$158.0
Average annualized yield	0.23%	0.23%	0.23%	0.23%	0.23%
Investment product fee revenue (in millions)	$112	$103	$96	$309	$276
(1) See attached reconciliation of non-GAAP financial measures.
(2) Effective in March 2017, the liquid assets available for corporate investing and financing activities metric was revised. Prior periods have been updated to conform to the current presentation.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	7,189,000	7,046,000	6,777,000	6,950,000	6,621,000
Funded accounts (end of period)	7,279,000	7,189,000	6,872,000	7,279,000	6,872,000
Percentage change during period	1%	2%	1%	5%	4%
Client assets (beginning of period, in billions)	$846.7	$797.0	$711.2	$773.8	$667.4
Client assets (end of period, in billions)	$882.4	$846.7	$736.3	$882.4	$736.3
Percentage change during period	4%	6%	4%	14%	10%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.0	$8.7	$7.4	$8.5	$6.7
Average annualized yield	0.67%	0.46%	0.25%	0.47%	0.18%
Interest revenue (in millions)	$14	$10	$5	$30	$9
Client margin balances:
Average balance (in billions)	$12.6	$11.9	$11.5	$12.1	$11.8
Average annualized yield	3.81%	3.67%	3.69%	3.68%	3.67%
Interest revenue (in millions)	$121	$109	$107	$338	$329
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.0	$0.9	$1.0	$1.0	$0.8
Average securities lending balance (in billions)	$2.1	$1.7	$2.1	$1.9	$2.1
Net interest revenue - securities borrowing/lending (in millions)	$34	$31	$30	$99	$104
Other cash and interest-earning investments:
Average balance (in billions)	$3.9	$3.1	$2.8	$3.3	$2.9
Average annualized yield	0.67%	0.54%	0.21%	0.56%	0.14%
Interest revenue - net (in millions)	$6	$4	$1	$14	$3
Client credit balances:
Average balance (in billions)	$15.9	$16.1	$14.7	$16.0	$14.4
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$25.5	$24.6	$22.7	$24.9	$22.2
Average annualized yield	2.71%	2.50%	2.50%	2.55%	2.62%
Net interest revenue (in millions)	$175	$154	$143	$480	$444

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Nine Months Ended
	June 30, 2017		Mar. 31, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
Net Income - GAAP	$231	24.8%	$214	23.7%	$240	28.6%	$661	24.5%	$657	26.3%
Add:
Depreciation and amortization	25	2.7%	25	2.8%	23	2.7%	74	2.7%	67	2.7%
Amortization of acquired intangible assets	19	2.0%	19	2.1%	22	2.6%	57	2.1%	66	2.6%
Interest on borrowings	20	2.1%	14	1.5%	14	1.7%	48	1.8%	39	1.6%
Provision for income taxes	142	15.3%	130	14.4%	94	11.2%	395	14.7%	338	13.5%
EBITDA - non-GAAP	$437	46.9%	$402	44.5%	$393	46.9%	$1,235	45.9%	$1,167	46.7%

	As of
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Cash and cash equivalents - GAAP	$2,880	$2,231	$1,662	$1,855	$1,917
Less: Non-corporate cash and cash equivalents	(973)	(1,286)	(1,203)	(1,363)	(1,067)
Corporate cash and cash equivalents	1,907	945	459	492	850
Corporate investments	747	747	747	757	400
Less: Corporate liquidity maintained for operational contingencies	(723)	(723)	(773)	(773)	(764)
Amounts maintained for corporate working capital	(87)	(87)	(87)	(87)	(87)
Amounts held as collateral for derivative contracts	(34)	(40)	(32)	(93)	(94)
Excess corporate cash and cash equivalents and investments	1,810	842	314	296	305
Excess regulatory net capital over management targets	8	122	478	357	242
Liquid assets available for corporate investing and financing activities - non-GAAP	$1,818	$964	$792	$653	$547

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including the regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) excess corporate cash and cash equivalents and investments and (b) our regulated subsidiaries net capital in excess of minimum operational targets established by management. Excess corporate cash and cash equivalents and investments includes cash and cash equivalents from our investment advisory subsidiaries and excludes (i) amounts being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and FCM/FDM subsidiaries under intercompany credit agreements, (ii) amounts maintained for corporate working capital and (iii) amounts held as collateral for derivative contracts. Liquid assets available for corporate investing and financing activities is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.